Exhibit 99

NEWS RELEASE

November 1, 2024

Dominion Energy Announces Third-Quarter 2024 Earnings

•
Third-quarter 2024 GAAP net income of $1.12 per share; operating earnings (non-GAAP) of $0.98 per share
•
Company narrows its full-year 2024 operating earnings guidance range to $2.68 to $2.83 per share, preserves original midpoint of $2.75 per share

RICHMOND, Va. – Dominion Energy, Inc. (NYSE: D), today announced unaudited net income determined in accordance with Generally Accepted Accounting Principles (GAAP or reported earnings) for the three months ended Sept. 30, 2024, of $954 million ($1.12 per share) compared with net income of $157 million ($0.16 per share) for the same period in 2023.

Operating earnings (non-GAAP) for the three months ended Sept. 30, 2024, were $835 million ($0.98 per share), compared to operating earnings of $651 million ($0.75 per share) for the same period in 2023.

Differences between GAAP and operating earnings for the period include gains and losses on nuclear decommissioning trust funds, mark-to-market impact of economic hedging activities, a net benefit from discontinued operations primarily associated with the sale of gas distribution operations, and other adjustments. Details of operating earnings as compared to prior periods, business segment results and detailed descriptions of items included in reported earnings but excluded from operating earnings can be found on Schedules 1, 2, 3 and 4 of this release.

Guidance

The company narrowed its full-year 2024 operating earnings guidance range to $2.68 to $2.83 per share, preserving the original midpoint of $2.75 per share. The company also reaffirmed its full-year 2025 operating earnings guidance range of $3.25 to $3.54 per share and the other financial guidance provided at the March 1, 2024 investor meeting including guidance related to earnings, credit, and dividend.

Webcast today

The company will host its third-quarter 2024 earnings call at 10 a.m. ET on Friday, Nov. 1, 2024. Management will discuss matters of interest to financial and other stakeholders including recent financial results.

A live webcast of the conference call, including accompanying slides and other financial information, will be available on the investor information pages at investors.dominionenergy.com.

For individuals who prefer to join via telephone, domestic callers should dial 1-800-267-6316 and international callers should dial 1-785-424-1789. The conference ID for the telephonic earnings call is DOMINION. Participants should dial in 10 to 15 minutes prior to the scheduled start time.

A replay of the webcast will be available on the investor information pages by the end of the day Nov. 1. A telephonic replay of the earnings call will be available beginning at about 1 p.m. ET on Nov. 1. Domestic callers may access the recording by dialing 1-800-839-6737. International callers should dial 1-402-220-6052. The passcode for the replay is 17292.

Important note to investors regarding operating, reported earnings

Dominion Energy uses operating earnings (non-GAAP) as the primary performance measurement of its results for public communications with analysts and investors. Operating earnings are defined as reported earnings adjusted for certain items. Dominion Energy also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans, and for its targeted dividend payouts and other purposes. Dominion Energy management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

About Dominion Energy

Dominion Energy (NYSE: D), headquartered in Richmond, Va., provides regulated electricity service to 3.6 million homes and businesses in Virginia, North Carolina, and South Carolina, and regulated natural gas service to 500,000 customers in South Carolina. The company is one of the nation’s leading developers and operators of regulated offshore wind and solar power and the largest producer of carbon-free electricity in New England. The company’s mission is to provide the reliable, affordable, and increasingly clean energy that powers its customers every day. Please visit DominionEnergy.com to learn more.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to various risks and uncertainties. Factors that could cause actual results to differ include, but are not limited to: the direct and indirect impacts of implementing recommendations resulting from the business review concluded in March 2024; unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; extraordinary external events, such as the pandemic health event resulting from COVID-19; federal, state and local legislative and regulatory developments; changes to regulated rates collected by Dominion Energy; risks associated with entities in which Dominion Energy shares ownership with third parties, such as a 50% noncontrolling interest in the Coastal Virginia Offshore Wind (CVOW) Commercial Project, including risks that result from lack of sole decision making authority, disputes that may arise between Dominion Energy and third party participants and difficulties in exiting these arrangements; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; the inability to complete planned construction projects within time frames initially anticipated; risks and uncertainties that may impact the ability to construct the CVOW Commercial Project within the currently proposed timeline, or at all, and consistent with current cost estimates along with the ability to recover such costs from customers; risks and uncertainties associated with the timely receipt of future capital contributions, including optional capital contributions, if any, from the noncontrolling financing partner associated with the construction of the CVOW Commercial Project; changes to federal, state and local environmental laws and regulations, including those related to climate change; cost of environmental strategy and compliance, including cost related to climate change; changes in implementation and enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; changes in operating, maintenance and construction costs; the availability of nuclear fuel, natural gas, purchased power or other materials utilized by Dominion Energy to provide electric generation, transmission and distribution and/or gas distribution services; additional competition in Dominion Energy’s industries; changes in demand for Dominion Energy’s services; risks and uncertainties associated with increased energy demand or significant accelerated growth in demand due to new data centers, including the concentration of data centers primarily in Loudoun County, Virginia and the ability to obtain regulatory approvals, environmental and other permits to construct new facilities in a timely manner; the technological and economic feasibility of large-scale battery storage, carbon capture and storage, small modular reactors, hydrogen and/or other clean energy technologies; receipt of approvals for, and timing of, closing dates for acquisitions and divestitures; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures, and retirements of assets based on asset portfolio reviews; adverse outcomes in litigation matters or regulatory proceedings; fluctuations in interest rates; the effectiveness to which existing economic hedging instruments mitigate fluctuations in currency exchange rates of the Euro and Danish Krone associated with certain fixed price contracts for the major offshore construction and equipment components of the CVOW Commercial Project; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; and capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms. Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission.

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For further information: Media: Ryan Frazier, (804) 836-2083 or C.Ryan.Frazier@dominionenergy.com;

Investor Relations: David McFarland, (804) 819-2438 or David.M.McFarland@dominionenergy.com

Consolidated Statements of Income (GAAP)

Dominion Energy, Inc.
Consolidated Statements of Income *
Unaudited (GAAP Based)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(millions, except per share amounts)	2024	2023	2024	2023
Operating Revenue	$3,941	$3,810	$11,059	$10,859
Operating Expenses
Electric fuel and other energy-related purchases	910	1,049	2,787	3,010
Purchased electric capacity	24	20	57	43
Purchased gas	34	40	198	212
Other operations and maintenance(1)	1,022	843	2,814	2,479
Depreciation and amortization	549	667	1,791	1,896
Other taxes	184	162	556	517
Total operating expenses	2,723	2,781	8,203	8,157
Income (loss) from operations	1,218	1,029	2,856	2,702
Other income (expense)	335	56	1,020	646
Interest and related charges	403	192	1,446	1,066
Income (loss) from continuing operations including noncontrolling interests before income tax expense (benefit)	1,150	893	2,430	2,282
Income tax expense (benefit)	183	195	412	469
Net Income (loss) from continuing operations	967	698	2,018	1,813
Net Income (loss) from discontinued operations	(13)	(541)	182	(92)
Net Income (loss) attributable to Dominion Energy	$954	$157	$2,200	$1,721
Reported Income (loss) per common share from continuing operations - diluted	$1.14	$0.81	$2.33	$2.10
Reported Income (loss) per common share from discontinued operations - diluted	(0.02)	(0.65)	0.22	(0.11)
Reported Income (loss) per common share - diluted	$1.12	$0.16	$2.55	$1.99
Average shares outstanding, diluted	839.3	836.8	838.4	836.2
(1)
Includes impairment of assets and other charges (benefits) and losses (gains) on sales of assets.

*The notes contained in Dominion Energy's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

Schedule 1 - Segment Reported and Operating Earnings

Unaudited

	Three Months Ended September 30,			Nine Months Ended September 30,
(millions, except per share amounts)	2024	2023	Change	2024	2023	Change
REPORTED EARNINGS(1)	$954	$157	$797	$2,200	$1,721	$479
Pre-tax loss (income)(2)	(146)	(778)	632	(371)	(1,714)	1,343
Income tax(2)	27	1,272	(1,245)	52	1,469	(1,417)
Adjustments to reported earnings	(119)	494	(613)	(319)	(245)	(74)

OPERATING EARNINGS (non-GAAP)	$835	$651	$184	$1,881	$1,476	$405
By segment:
Dominion Energy Virginia	662	535	127	1,571	1,315	256
Dominion Energy South Carolina	147	143	4	296	302	(6)
Contracted Energy	83	52	31	305	118	187
Corporate and Other	(57)	(79)	22	(291)	(259)	(32)
	$835	$651	$184	$1,881	$1,476	$405
Earnings Per Share (EPS)(3):
REPORTED EARNINGS(1)	$1.12	$0.16	$0.96	$2.55	$1.99	$0.56
Adjustments to reported earnings (after-tax)	(0.14)	0.59	(0.73)	(0.37)	(0.30)	(0.07)
OPERATING EARNINGS (non-GAAP)	$0.98	$0.75	$0.23	$2.18	$1.69	$0.49
By segment:
Dominion Energy Virginia	0.79	0.64	0.15	1.88	1.57	0.31
Dominion Energy South Carolina	0.18	0.17	0.01	0.35	0.36	(0.01)
Contracted Energy	0.10	0.06	0.04	0.36	0.14	0.22
Corporate and Other	(0.09)	(0.12)	0.03	(0.41)	(0.38)	(0.03)
	$0.98	$0.75	$0.23	$2.18	$1.69	$0.49
Common Shares Outstanding (average, diluted)	839.3	836.8		838.4	836.2

(1)
Determined in accordance with Generally Accepted Accounting Principles (GAAP).
(2)
Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at investors.dominionenergy.com.
(3)
The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment. The calculation of operating earnings per share for the nine months ended September 30, 2024 excludes a deemed dividend of $9 million associated with the Company's repurchase of certain Series B preferred stock in June 2024. During each quarter of 2024 and 2023, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with Series C preferred stock of $11 million. Reported and operating earnings per share for the three and nine months ended September 30, 2024 also includes the impact of preferred dividends associated with Series B preferred stock of $4 million and $21 million, respectively. During each quarter of 2023, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with Series B preferred stock of $9 million. See Forms 10-Q and 10-K for additional information.

Schedule 2 - Reconciliation of 2024 Reported Earnings to Operating Earnings

2024 Earnings (Nine Months Ended September 30, 2024)

The $371 million pre-tax net income of the adjustments included in 2024 reported earnings, but excluded from operating earnings, is primarily related to the following items:

•
$443 million net market benefit primarily associated with $518 million from nuclear decommissioning trusts (NDT) offset by $75 million in economic hedging activities.
•
$204 million of net benefit from discontinued operations primarily related to a $213 million benefit associated with gas distribution operations (inclusive of a $165 million net loss on sales related to the East Ohio, Questar Gas and PSNC Transactions).
•
$107 million of nonregulated asset impairments and other charges related to a $47 million charge in connection with the settlement of an agreement and $60 million of impairment charges associated with certain nonregulated renewable natural gas facilities.
•
$100 million of regulated asset retirements and other charges primarily associated with a $58 million charge from the South Carolina electric rate case and a $30 million write off of certain early stage development costs for potential electric generation projects in Virginia no longer under consideration.

(millions, except per share amounts)	1Q24	2Q24	3Q24	4Q24	YTD 2024(5)
Reported earnings	$674	$572	$954		$2,200
Adjustments to reported earnings(1):
Pre-tax loss (income)	(264)	39	(146)		(371)
Income tax (benefit)	73	(48)	27		52
	(191)	(9)	(119)		(319)
Operating earnings (non-GAAP)	$483	$563	$835		$1,881
Common shares outstanding (average, diluted)	837.6	838.3	839.3		838.4
Reported earnings per share(2)	$0.78	$0.65	$1.12		$2.55
Adjustments to reported earnings per share(2)	(0.23)	-	(0.14)		(0.37)
Operating earnings (non-GAAP) per share(2)	$0.55	$0.65	$0.98		$2.18

(1) Adjustments to reported earnings are reflected in the following table:
	1Q24	2Q24	3Q24	4Q24	YTD 2024
Pre-tax loss (income):
Net loss (gain) on NDT funds	$(266)	$(84)	$(168)		$(518)
Mark-to-market impact of economic hedging activities	108	104	(137)		75
Discontinued operations	(165)	(62)	23		(204)
Business review costs	29	15	7		51
Nonregulated asset impairments and other charges	47	33	27		107
Regulated asset retirements and other charges	(17)	16	101		100
Net loss (gain) on real estate dispositions	-	17	1		18
	$(264)	$39	$(146)		$(371)
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings(3)	584	(84)	377		877
Deferred taxes associated with sale of gas distribution operations(4)	(511)	36	(350)		(825)
	$73	$(48)	$27		$52

(2)
The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment. The calculation of operating earnings per share for the three months ended June 30, 2024, and nine months ended September 30, 2024, excludes a deemed dividend of $9 million associated with the Company's repurchase of certain Series B preferred stock in June 2024. During the first, second and third quarter of 2024, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with Series B preferred stock of $9 million, $8 million and $4 million, respectively. During each quarter of 2024, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with Series C preferred stock of $11 million. See Forms 10-Q and 10-K for additional information.
(3)
Excludes a $568 million tax benefit on non-deductible goodwill associated with the sale of gas distribution operations. Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, calculation of such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.
(4)
Represents the reversal of previously established deferred taxes related to the basis in the stock of the gas distribution operations.
(5)
YTD EPS may not equal sum of quarters due to share count differences.

Schedule 3 - Reconciliation of 2023 Reported Earnings to Operating Earnings

2023 Earnings (Twelve months ended December 31, 2023)

The $1.7 billion pre-tax net income of the adjustments included in 2023 reported earnings, but excluded from operating earnings, is primarily related to the following items:

•
$1.1 billion of net benefit from discontinued operations, primarily related to a $722 million benefit associated with the sale of the remaining non-controlling interest in Cove Point (including $626 million net gain on sale) and a $496 million benefit associated with the gas distribution operations expected to be sold to Enbridge Inc. (inclusive of a $334 million impairment charge associated with the East Ohio and Questar Gas Transactions).
•
$1.2 billion net market benefit primarily associated with $411 million from nuclear decommissioning trusts (NDT) and $758 million in economic hedging activities.
•
$370 million of regulated asset retirements and other charges primarily associated with the settlement of Virginia Power’s 2021 triennial review.
•
$118 million of nonregulated asset impairments and other charges primarily related to an ARO revision at Millstone nuclear power station in connection with the expected approval of an operating license extension.

(millions, except per share amounts)	1Q23	2Q23	3Q23	4Q23	YTD 2023(5)
Reported earnings	$981	$583	$157	$273	$1,994
Adjustments to reported earnings(1):
Pre-tax loss (income)	(590)	(346)	(778)	1	(1,713)
Income tax (benefit)	124	73	1,272	(7)	1,462
	(466)	(273)	494	(6)	(251)
Operating earnings (non-GAAP)	$515	$310	$651	$267	$1,743
Common shares outstanding (average, diluted)	835.5	836.2	836.8	837.3	836.5
Reported earnings per share(2)	$1.15	$0.67	$0.16	$0.30	$2.29
Adjustments to reported earnings per share(2)	(0.56)	(0.32)	0.59	(0.01)	(0.30)
Operating earnings (non-GAAP) per share(2)	$0.59	$0.35	$0.75	$0.29	$1.99

(1) Adjustments to reported earnings are reflected in the following table:
	1Q23	2Q23	3Q23	4Q23	YTD 2023
Pre-tax loss (income):
Discontinued operations	$(337)	$(206)	$(683)	$96	$(1,130)
Net loss (gain) on NDT funds	(123)	(158)	98	(228)	(411)
Mark-to-market impact of economic hedging activities	(272)	(58)	(287)	(141)	(758)
Regulated asset retirements and other charges	61	97	61	151	370
Nonregulated asset impairments and other charges	-	-	-	118	118
Net loss (gain) on real estate dispositions	81	(21)	16	(5)	71
Storm damage and restoration costs (income)	-	-	12	(2)	10
Business review costs	-	-	5	12	17
	$(590)	$(346)	$(778)	$1	$(1,713)
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings(3)	124	73	333	107	637
Deferred taxes associated with sale of gas distribution operations(4)	-	-	939	(114)	825
	$124	$73	$1,272	$(7)	$1,462

(2)
The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment. During each quarter of 2023, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with preferred stock of $9 million (Series B) and $11 million (Series C). See Forms 10-Q and 10-K for additional information.
(3)
Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, calculation of such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.
(4)
Represents deferred taxes related to the basis in the stock of the gas distribution operations expected to be sold to Enbridge that will reverse upon the completion of each sale.
(5)
YTD EPS may not equal sum of quarters due to share count difference.

Schedule 4 - Reconciliation of 3Q24 Earnings to 3Q23

Preliminary, Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024 vs. 2023		2024 vs. 2023
(millions, except per share amounts)	Increase / (Decrease)		Increase / (Decrease)
Reconciling Items	Amount	EPS	Amount	EPS
Change in reported earnings (GAAP)	$797	$0.96	$479	$0.56
Change in Pre-tax loss (income)(1)	632	0.76	1,343	1.62
Change in Income tax(1)	(1,245)	(1.49)	(1,417)	(1.69)
Adjustments to reported earnings	$(613)	$(0.73)	$(74)	$(0.07)
Change in consolidated operating earnings (non-GAAP)	$184	$0.23	$405	$0.49

Dominion Energy Virginia
Weather	$(8)	$(0.01)	$81	$0.10
Customer usage and other factors	1	-	13	0.02
Customer-elected rate impacts	5	0.01	45	0.05
Rider equity return	101	0.12	237	0.28
Impact of 2023 Virginia legislation	2	-	(142)	(0.17)
Storm damage and service restoration	5	0.01	(8)	(0.01)
Planned outage costs	-	-	(10)	(0.01)
Nuclear production tax credit	36	0.04	53	0.06
Depreciation and amortization	4	-	(1)	-
Electric capacity	(6)	(0.01)	(17)	(0.02)
Interest expense, net	17	0.02	40	0.05
Other	(30)	(0.03)	(35)	(0.03)
Share dilution	-	-	-	(0.01)
Change in contribution to operating earnings	$127	$0.15	$256	$0.31
Dominion Energy South Carolina
Weather	$(7)	$(0.01)	$32	$0.04
Customer usage and other factors	3	-	14	0.02
Customer-elected rate impacts	1	-	-	-
Base & RSA rate case impacts	8	0.01	6	0.01
Depreciation and amortization	(1)	-	(10)	(0.01)
Interest expense, net	(4)	-	(14)	(0.02)
Other	4	0.01	(34)	(0.05)
Share dilution	-	-	-	-
Change in contribution to operating earnings	$4	$0.01	$(6)	$(0.01)
Contracted Energy
Margin	$33	$0.04	$69	$0.08
Planned Millstone outages(2)(3)	(2)	-	83	0.10
Unplanned Millstone outages(2)	(11)	(0.01)	8	0.01
Depreciation and amortization	6	0.01	18	0.02
Interest expense, net	5	0.01	10	0.01
Other	-	(0.01)	(1)	-
Share dilution	-	-	-	-
Change in contribution to operating earnings	$31	$0.04	$187	$0.22
Corporate and Other
Interest expense, net	$22	$0.03	$(42)	$(0.05)
Equity method investments	(4)	-	(7)	(0.01)
Pension and other postretirement benefit plans	2	-	1	-
Corporate service company costs	15	0.02	24	0.03
Other	(13)	(0.02)	(8)	-
Share dilution	-	-	-	-
Change in contribution to operating earnings	$22	$0.03	$(32)	$(0.03)

Change in consolidated operating earnings (non-GAAP)	$184	$0.23	$405	$0.49
Change in adjustments included in reported earnings(1)	$613	$0.73	$74	$0.07
Change in consolidated reported earnings	$797	$0.96	$479	$0.56
(1)
Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at investors.dominionenergy.com.
(2)
Includes earnings impact from outage costs and lower energy margins.
(3)
Includes the effect of a planned refueling outage in the second quarter of 2023 with no such outage in the second quarter of 2024.

NOTE: Figures may not sum due to rounding.